Immediate Release

Media Contact:
Jeff Bellows, Managing Director, Public Relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports Second Quarter Fiscal 2009 Results

IRVINE, Calif., January 6, 2009 – Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal second quarter ended November 29, 2008.

Total revenue for the second quarter of fiscal 2009 was $190.2 million versus $206.6 million for the second quarter in fiscal 2008. Revenues in the U.S. declined 11.0% quarter-over-quarter while international revenues improved 0.5% (7.4% on a constant dollar basis).

“While the global economic events occurring during our second quarter are without precedent, our average weekly client service hours, excluding the holiday weeks, were relatively consistent throughout the quarter. However, foreign exchange rate changes from early in the second quarter through the end of the quarter accounted for an approximate $3.3 million reduction in revenues”, said Thomas D. Christopoul, President and CEO of Resources.

Total revenue for the six months ended November 29, 2008 was $397.5 million, a decrease of 0.8% from $400.8 million for the comparable period of fiscal 2008. Revenues in the U.S. declined 5.5% versus the comparable prior year period while international revenues improved 12.6% (12.1% on a constant dollar basis).

Gross margin improved 50 basis points to 39.0% in the second quarter of fiscal 2009 compared with 38.5% in the comparable period of fiscal 2008. Selling, general and administrative expenses, which include stock compensation expense, were $54.4 million for the second quarter of fiscal 2009, down from $55.5 million in the second quarter of fiscal 2008.

Net income was $9.5 million for the second quarter ended November 29, 2008 compared with $13.0 million for the quarter ended November 24, 2007; earnings per diluted share were $0.21 per diluted share for the second quarter of fiscal 2009 versus $0.27 per diluted share for the second quarter of the prior year.  Net income includes stock compensation expense of $3.7 million and $4.3 million, net of tax, for the quarters ended November 29, 2008 and November 24, 2007, respectively.

Adjusted earnings before interest, taxes, depreciation, amortization and stock compensation expense or “Adjusted EBITDA” for the second quarter of fiscal 2009 was $24.4 million or 12.8% of revenue versus $29.4 million or 14.2% of revenue for the same quarter of fiscal 2008.

Net income was $22.0 million for the six months ended November 29, 2008 compared with $24.6 million for the six months ended November 24, 2007; earnings per diluted share were $0.48 per diluted share for the first six months of fiscal 2009 versus $0.49 per diluted share for the first six months of the prior year.  Net income includes stock compensation expense of $7.4 million and $8.8 million, net of tax for the six months ended November 29, 2008 and November 24, 2007, respectively.

Adjusted earnings before interest, taxes, depreciation, amortization and stock compensation expense or “Adjusted EBITDA” for the first six months of fiscal 2009 was $53.7 million or 13.5% of revenue versus $55.8 million or 13.9% of revenue for the same period of fiscal 2008.

“Given the external environment, we are pleased to have been able to maintain our gross margin trends,” said Don Murray, Executive Chairman of Resources.  “The flexibility of our business model, in which approximately 70% of our cash costs are variable, has allowed Resources to remain profitable and continue to generate cash flows from operations.”

“The current financial crisis is a test of the resolve of our people,” said Christopoul.  “Everyone at Resources is working harder today to develop business and help our clients through this difficult economic environment, while at the same time remaining conservative with respect to discretionary costs.  We continue to believe that the enormous change taking place in the global markets will present significant opportunities for us in the future; however, the timing of those opportunities will vary as companies work through their strategies to offset what will likely be a period of sustained economic contraction.”

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,700 professionals, from more than 80 practice offices, annually serving 2,400 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, January 6, 2009.  This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include our belief that the change taking place in the global markets will present significant opportunities for us in the future but that the timing of these opportunities will vary.  Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.

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RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended

	November 29, 2008	November 24, 2007	November 29, 2008	November 24, 2007
	(unaudited)		(unaudited)

Revenue	$190,233	$206,638	$397,538	$400,758

Direct costs of services	116,122	127,025	242,588	247,656

Gross profit	74,111	79,613	154,950	153,102

Selling, general and administrative expenses (1)	54,380	55,514	110,893	108,543

Operating income before amortization and depreciation (1)	19,731	24,099	44,057	44,559

Amortization of intangible assets	275	84	657	338

Depreciation expense	2,263	2,007	4,603	3,882

Operating income (1)	17,193	22,008	38,797	40,339

Interest income	(380)	(1,629)	(896)	(4,171)

Income before provision for income taxes (1)	17,573	23,637	39,693	44,510

Provision for income taxes (2)	8,097	10,601	17,725	19,892

Net income (1) (2)	$9,476	$13,036	$21,968	$24,618

Diluted net income per share	$0.21	$0.27	$0.48	$0.49

Diluted shares	45,859	48,754	45,945	50,226

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.
 Includes $4,635 and $5,262 of stock compensation expense for the three months ended November 29, 2008 and November 24, 2007, respectively, and $9,599 and $11,262 of stock compensation expense for the six months ended November 29, 2008 and November 24, 2007, respectively.

2.
 The Company’s effective tax rate, absent the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 40.5% and 40.0% for both the three and six months ended November 29, 2008 and November 24, 2007, respectively.  The Company’s effective tax rate, including the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 46.1% and 44.8% for the three months ended November 29, 2008 and November 24, 2007, respectively, and 44.7% for both the six months ended November 29, 2008 and November 24, 2007, respectively.  The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees’ acquisition and subsequent sale of shares purchased through the Company’s Employee Stock Purchase Plan if the sale occurs within a certain defined period.  Further, under Statement of Financial Accounting Standards 123 (R), “Share-Based Payment” (“SFAS 123(R)”), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

Quarter Ended		Six Months Ended

November 29, 2008	November 24, 2007	November 29, 2008	November 24, 2007
(unaudited)		(unaudited)

Consolidated EBITDA and Adjusted EBITDA

Net income	$9,476	$13,036	$21,968	$24,618

Adjustments:

Amortization of intangible assets	275	84	657	338

Depreciation expense	2,263	2,007	4,603	3,882

Interest income	(380)	(1,629)	(896)	(4,171)

Provision for income taxes	8,097	10,601	17,725	19,892

EBITDA	19,731	24,099	44,057	44,559

Stock compensation expense	4,635	5,262	9,599	11,262

Adjusted EBITDA	$24,366	$29,361	$53,656	$55,821

Revenue	$190,233	$206,638	$397,538	$400,758

Adjusted EBITDA Margin	12.8%	14.2%	13.5%	13.9%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by or calculated in accordance with generally accepted accounting principles (“GAAP”) to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income and income taxes.  Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA before stock compensation expense.  Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	November 29, 2008	May 31, 2008
	(unaudited)

Cash, cash equivalents and short-term investments	$133,657	$106,814

Accounts receivable, less allowances	$102,810	$126,669

Total assets	$406,729	$410,502

Current liabilities	$75,005	$91,424

Total stockholders’ equity	$326,482	$305,888